                          AMENDMENT TO EMPLOYMENT AGREEMENT


    This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made this 5th day of June 1997 by and between Melvyn H. Reznick, an individual (the "Employee") and Incomnet, Inc., a California corporation (the "Company") with respect to the following facts:

                                   R E C I T A L S

    A. The Company and the Employee entered into an Employment Agreement, dated November 27, 1995, as amended on February 5, 1996 and on September 3, 1996 (collectively, the "Agreement").

    B. Pursuant to the Employment Agreement, Mr. Reznick is serving the Company as its President.

    C. Since November 27, 1995, Mr. Reznick has been performing exemplary work and extraordinary duties for the Company. The Company strongly believes that the retention of Mr. Reznick for an extended term is critically important to the long term stability of the Company and its subsidiaries.

    D. On January 21, 1997 and on June 5, 1997, the Company's Board of Directors adopted resolutions authorizing this Amendment to the Employment Agreement for Mr. Reznick.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

    1. ANNUAL SALARY. The following statement is hereby added to Section 6.1 of the Agreement: "In consideration for the exemplary work performed by the Employee for the Company and his importance to the financing and operation of Rapid Cast, Inc., an important subsidiary of the Company, and his extraordinary accomplishment in solidifying the relationship of the Company with its wholly-owned subsidiary, National Telephone Communications, Inc., the Employee and the Company hereby agree that effective December 1, 1996, Mr. Reznick's annual salary shall be $250,000, payable in semi-monthly installments of $10,416.66."

    2.   TERM OF AGREEMENT.   Section 5 of the Agreement is hereby amended and
restated to be as follows: "The term of this Agreement commences on November 27, 1995 and will continue until the earlier of (i) six months after the date that 100% of the Company's holdings of NTC stock are sold, conveyed, spun-off, or otherwise distributed, but no sooner than December 31, 1999 ("Early Termination Date", which means six months after said sale, conveyance, spin-off or distribution, but no sooner than December 31, 1999) provided, that in the event of a termination of this Agreement, as amended, pursuant to Section 2(i) herein, then (a) the Company shall pay to the Employee a lump sum payment equal to the sum of the annual compensation and accrued but unpaid bonus (if any, with respect to bonus) which would be payable to the Employee for one year after the Early Termination Date pursuant to Sections 6.1 and 6.2 herein, respectively, but not beyond

June 30, 2002, (b) Employee shall be entitled to all of the benefits under Sections 7 and 10 of this Agreement, as amended, for one additional year after the Early Termination Date, but not beyond June 30, 2002, and (c) Employee shall be entitled to exercise all vested stock options which he owns for the entire remaining exercise period of the stock options as set forth in Section 8 of the Company's 1996 Stock Option Plan, no such stock options shall terminate prior to said expiration dates, and no "severance" shall be deemed to have occurred under the Company's 1996 Stock Option Plan or under existing Stock Option Agreements covering said stock options, or (ii) June 30, 2002, unless properly terminated sooner as provided in Section 14 of the Agreement, as amended by this Amendment.

    3. IMPROPER TERMINATION. Section 15 of the Agreement is hereby amended and restated to be as follows: "If this Agreement, as amended, is terminated by Employee for any reason pursuant to Section 14.2 of this Agreement or by the Company in any manner except specifically in accordance with Section 14.1 or
14.3 of this Agreement, then (i) the Company shall immediately pay to the Employee a lump sum payment equal to the sum of (a) the Employee's entire annual compensation and accrued but unpaid bonus (if any, with respect to bonus) payable through June 30, 2002 pursuant to Sections 6.1 and 6.2 herein, respectively, and (b) the annual compensation and accrued but unpaid bonus (if any, with respect to bonus) which would be payable to the Employee for three additional years pursuant to Sections 6.1 and 6.2 herein, respectively, (ii) Employee shall be entitled to all of the benefits under Sections 7 and 10 of this Agreement, as amended, through June 30, 2005, and (iii) Employee shall be entitled to exercise all vested stock options which he owns for the entire remaining exercise period of the stock options as set forth in Section 8 of the Company's 1996 Stock Option Plan, no such stock options shall terminate prior to said expiration dates, and no "severance" shall be deemed to have occurred under the Company's 1996 Stock Option Plan or under existing Stock Option Agreements covering said stock options. It is specifically agreed that in such event Employee shall have no duty to mitigate his damages by seeking comparable, inferior or different employment."

    4. TERMINATION BY EMPLOYEE OR THE COMPANY. Section 14.2 of the Agreement is hereby amended and restated as follows: "Employee may at his option and in his sole discretion terminate this Agreement, as amended, for (i) the material breach by the Company of the terms of this Agreement, or (ii) any material change by the Company in the working environment or conditions of the Employee, or any material change in the duties or authority of the Employee under this Agreement, as amended. Section 14.3 of the Agreement is hereby amended and restated as follows: "The Company may at its option terminate this Agreement, as amended, in the event that the Employee commits gross negligence in the performance of his duties under this Agreement, as amended, or breaches his fiduciary duty to the Company, to the Board of Directors or to the Company's shareholders; provided, however, that the Company shall give the Employee written notice of specific instances for the basis of any termination of this Agreement by the Company pursuant to Section 14.3 of this Agreement, as amended. Employee shall have a period of 30 days after said notice in which to cease the alleged violations before the Company may terminate this Agreement. If Employee ceases to commit the alleged violations within said 30 day period, the Company may not terminate this Agreement pursuant to this Section. If Employee continues to commit the alleged violations after said 30 day period, the Company may terminate this Agreement immediately upon written notification to Employee."

    5. ORIGINAL EMPLOYMENT AGREEMENT IN FULL FORCE AND EFFECT. The original Employment Agreement, as amended, shall remain in full force and effect and unmodified except as specifically amended by this Amendment. In the event of any contradiction between the terms of the original Employment Agreement, as amended, and this Amendment, the terms of this Amendment will govern.

    IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

COMPANY:      INCOMNET, INC.



              BY:
                 -----------------------------------------------
                        ALBERT MILSTEIN, DIRECTOR

              BY:
                 -----------------------------------------------
                        NANCY ZIVITZ, DIRECTOR


              BY:
                 -----------------------------------------------
                        HOWARD SILVERMAN, DIRECTOR



EMPLOYEE:
              --------------------------------------------------
                        MELVYN H. REZNICK